For more information:
Debra Hoopes
Intersections Inc.
703.488.6100
ir@intersections.com

Intersections Inc. Reports Third Quarter 2005 Financial Results

CHANTILLY, Va. – November 1, 2005 – Intersections Inc. (Nasdaq: INTX) today announced financial results for the quarter and nine months ended September 30, 2005. Net income for the quarter ended September 30, 2005 was $3.5 million, compared to $3.5 million for the quarter ended September 30, 2004. Diluted earnings per share (“EPS”) were $0.20 for the third quarter of 2005.

“Strong subscriber additions in the third quarter demonstrate continued solid growth in our existing business,” said Chairman and Chief Executive Officer Michael Stanfield. “As we prepare to launch our new product, we believe it will define a new standard in the market of identity theft protection services that will set the stage for future growth."

Third Quarter 2005 Financial Highlights:

•	Total subscribers increased to approximately 3.4 million as of September 30, 2005, compared to approximately 3.2 million as of June 30, 2005, an increase of 7.4 percent. Subscriber additions in the third quarter of 2005 were approximately 770,000.

•	Total revenue for the third quarter of 2005 was $42.6 million, including $3.8 million from American Background Information Services, Inc. (“ABI”), compared to $40.8 million, including $3.7 million from ABI, for the second quarter of 2005 and $38.6 million for the third quarter of 2004.

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3Q05 Earnings/Page 2

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased to $26.3 million for the third quarter of 2005 from $25.1 million for the second quarter of 2005, and from $21.8 million for the third quarter of 2004, increases of 4.8 percent and 20.7 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as it normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•	Pre-tax income was $5.8 million, or 13.6 percent of revenue, for the third quarter of 2005, compared to $5.2 million or 12.6 percent of revenue, for the second quarter of 2005 and $5.6 million, or 14.4 percent of revenue, for the third quarter of 2004.

•	Cash flow provided by operations for the quarter ended September 30, 2005 was $4.2 million.

Nine Month Results:

•	Total revenue for the nine months ended September 30, 2005 was $122.0 million, including $10.4 million from ABI, compared to $117.0 million for the comparable period in 2004.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 21.8 percent to $74.9 million for the nine months ended September 30, 2005, from $61.5 million for the comparable period in 2004.

•	Pre-tax income increased 0.3 percent to $14.0 million for the nine months ended September 30, 2005, from $13.9 million for the nine months ended September 30, 2004. Pre-tax income for the nine months ended September 30, 2005 included a software impairment charge recognized during the first quarter of 2005 of approximately $1.5 million that was due primarily to the decision to revise our development approach for our small business product in an effort to accelerate its launch while reducing our overall investment in the project.

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3Q05 Earnings/Page 3

•	Net income was $8.5 million, or $0.47 per diluted share, for the nine months ended September 30, 2005, compared to $8.6 million, or $0.52 per diluted share, for the nine months ended September 30, 2004.

•	Cash flow provided by operations for the nine months ended September 30, 2005 was $8.7 million, including a $5.5 million cash outflow in the first quarter for prepaid royalty payments incurred in connection with certain exclusive rights under two agreements that provide for the receipt of data and other information to be used primarily in our identity theft prevention product currently under development.

Intersections’ third quarter 2005 results will be discussed in more detail on November 1, 2005 at 5:00 pm Eastern via teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com or at www.fulldisclosure.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from approximately 7:00 p.m. Tuesday, November 1 through 11:59 p.m. Thursday, November 3, 2005 at 888.286.8010 (Passcode: 40640944).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

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3Q05 Earnings/Page 4

About Intersections Inc.

Intersections Inc. is the leading provider of branded and fully-customized consumer credit management and identity theft detection, protection and resolution services to the customers of many of North America’s largest financial services companies.  By integrating our technology solutions, marketing capabilities, and end-to-end production and fulfillment infrastructure, we assist these companies in meeting the needs of their customers in a secure, efficient and ethical environment.  We currently provide our consumer services to more than 3.4 million subscribers in the U.S. and Canada, primarily through our partners, as well as direct-to-consumer through our Identity Guard® brand. Intersections also offers enterprise services, including pre-employment background screening, which is provided through our wholly-owned subsidiary, American Background Information Services Inc. Learn more about Intersections at www.intersections.com.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except per share data)

                                                     (Unaudited)
                                                  Three Months Ended               Nine Months Ended
                                                     September 30,                    September 30,
                                                  ------------------               -----------------
                                                 2005             2004             2005              2004

Revenue                                      $  42,612         $  38,594         $121,952         $ 116,982
Operating expenses:
   Marketing and commissions                    11,616            16,663           34,829            54,390
   Cost of revenue                              14,900             9,710           42,177            28,811
   General and administrative                    8,974             5,920           25,639            17,018
   Depreciation and amortization                 1,660               900            4,631             2,695
   Impairment of software development                -                 -            1,515                 -
                                             ---------         ---------         --------         ---------
Total operating expenses                        37,150            33,193          108,791           102,914
                                             ---------         ---------         --------         ---------
Income from operations                           5,462             5,401           13,161            14,068
Interest income (expense)                          316               143              786              (140)

Other income (expense)                              15                15                6               (20)
                                             ---------         ---------         --------         ---------

Income before income taxes                       5,793             5,559           13,953            13,908

Income tax expense                              (2,286)           (2,100)          (5,479)           (5,348)
                                             ---------         ---------         --------         ---------
Net income                                   $   3,507        $    3,459         $  8,474         $   8,560
                                             =========         =========         ========         =========
Net income per basic share                   $     .21        $      .20         $    .50         $     .74
                                             =========         =========         ========         =========
Net income per diluted share                 $     .20        $      .19         $    .47         $     .52
                                             =========         =========         ========         =========
Weighted average common shares
 Outstanding                                    16,819            17,013           17,078            11,496
Dilutive effect of common stock
 equivalents                                       708             1,556              838             5,737
                                             ---------         ---------         --------         ---------
Weighted average common shares
 outstanding - assuming dilution                17,527            18,569           17,916            17,233
                                             =========         =========         ========         =========

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                               September 30,             December 31,
                                                                  2005                       2004
                                                               -------------             ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                     $  12,498                 $   12,027
  Short term investments                                           33,618                     40,171
  Accounts receivable, net                                         13,862                      9,970
  Prepaid expenses and other current assets                         3,313                      2,795
  Deferred subscription solicitation costs                          9,388                      9,185
Deferred tax asset                                                    589                        490
                                                                ---------                 ----------
           Total current assets                                    73,268                     74,638
PROPERTY AND EQUIPMENT--Net                                        19,422                     15,821
GOODWILL                                                           16,737                     16,314
CUSTOMER INTANGIBLE ASSETS                                          1,410                      1,954
OTHER ASSETS                                                        6,044                         384
                                                                ---------                 ----------
TOTAL ASSETS                                                     $116,881                   $109,111
                                                                =========                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                             $    3,050                  $   3,593
  Accrued expenses and other current liabilities                    7,629                      6,051
  Accrued payroll and employee benefits                             2,192                      2,206
  Commissions payable                                               1,967                      1,932
  Deferred revenue                                                  3,554                      3,691
  Current obligations under capital leases                          1,092                      1,181
  Current tax payable                                               3,767                          -
                                                                ---------                 ----------
           Total current liabilities                               23,251                     18,654
                                                                ---------                 ----------
OBLIGATIONS UNDER CAPITAL LEASES--Less current portion              1,660                      1,764
OTHER LONG-TERM LIABILITIES                                           162                        117
DEFERRED TAX LIABILITY                                              1,637                      1,449

STOCKHOLDERS' EQUITY:

  Common stock                                                        176                        173
  Deferred compensation                                               (15)                       (30)
  Additional paid-in capital                                       92,565                     91,443
  Treasury stock                                                   (6,569)                         -
  Retained earnings (deficit)                                       4,014                     (4,459)
                                                                ---------                 ----------
           Total stockholders' equity                              90,171                     87,127
                                                                ---------                 ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $116,881                  $ 109,111

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

                                                                       Nine Months Ended        Nine Months Ended
                                                                         September 30             September 30,
                                                                            2005                       2004
                                                                       -----------------        -----------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                                 $ 8,474                   $ 8,560
Adjustments to reconcile net income to net cash provided by
operating activities
   Depreciation and amortization                                             4,631                     2,695
   Loss on disposal of fixed asset                                              15
   Compensation expense related to warrants and options                         15                        15
   Increase in allowance for doubtful accounts                                  33
   Non-cash interest expense                                                     -                       321
   Deferred income tax                                                          77                     5,048
   Amortization of deferred subscription solicitation costs                 16,405                    16,296
   Impairment of software development                                        1,515                         -

Changes in assets and liabilities:

   Accounts receivable                                                      (3,925)                   (2,595)
   Prepaid expenses and other current assets                                  (451)                   (1,338)
   Deferred subscription solicitation costs                                (16,607)                  (15,122)
   Other assets                                                             (5,662)                     (211)
   Accounts payable                                                           (574)                    1,004
   Accrued expenses and other current liabilities                            1,146                    (1,448)
   Accrued payroll and employee benefits                                       (14)                     (533)
   Commissions payable                                                          34                      (229)
   Deferred revenue                                                           (137)                     (515)
   Income tax payable                                                        3,767                         -
   Other long-term liabilities                                                 (92)                       12
                                                                       -----------------        -----------------

        Net cash provided by operating activities                            8,650                    11,960

NET CASH USED IN INVESTING ACTIVITIES:

Acquisition of property and equipment                                       (8,286)                   (6,034)
Restricted cash                                                                                          140
Investments                                                                  6,553                   (22,380)
                                                                       -----------------        -----------------

         Net cash used in investing activities                              (1,733)                  (28,274)

CASH FLOW (USED IN) FROM FINANCING ACTIVITIES:
Issuance of new common stock through IPO                                                              44,950
Options exercised                                                            1,124                        27
Repurchase of treasury stock                                                (6,569)                        -
Capital lease payments                                                      (1,001)                     (855)
                                                                       -----------------        -----------------

         Net cash (used in) provided by financing activities                (6,446)                   44,122

INCREASE IN CASH AND CASH EQUIVALENTS                                          471                    27,808

CASH AND CASH EQUIVALENTS - Beginning of period                             12,027                    14,411
                                                                       -----------------        -----------------

CASH AND CASH EQUIVALENTS - End of period                                $  12,498                   $42,219
                                                                       =================        =================

INTERSECTIONS INC.
OTHER DATA
(dollars in thousands)

                                                              Three Months Ended            Nine Months Ended
                                                                 September 30,                September 30,
                                                              -------------------           -----------------
                                                           2005              2004         2005              2004

Subscribers at beginning of period                      3,179,181          2,581,931    2,885,223        2,274,605
New subscribers - indirect                                578,476            309,996    1,560,201        1,064,319
New subscribers - direct                                  191,749            201,915      551,124          596,181
Cancelled subscribers within first
  90 days of subscription                                 218,934            145,775      637,019          440,611
Cancelled subscribers after first
  90 days of subscription                                 317,160            393,050      946,217          939,477
                                                        ---------         ----------    ---------        ---------
Subscribers at end of period                            3,413,312          2,555,017    3,413,312        2,555,017
                                                        =========         ==========    =========        =========

Indirect subscribers                                         65.4%              56.2%        65.4%            56.2%
Direct subscribers                                           34.6               43.8         34.6             43.8
                                                           ------             ------       ------           ------
Subscribers at end of period                                100.0%             100.0%       100.0%           100.0%
                                                           ======             ======       ======           ======

Percentage of revenue from indirect marketing
   arrangements to total subscription revenue                34.6%              36.5%        32.8%            38.2%

Percentage of revenue from direct marketing
   arrangements to total subscription revenue                65.4%              63.5%        67.2%            61.8%
                                                           ------             ------       ------           ------
Total subscription revenue                                  100.0%             100.0%       100.0%           100.0%
                                                           ======             ======       ======           ======

Total revenue                                             $42,612           $ 38,594     $121,952(1)     $ 116,982
Revenue from transactional sales                           (4,731)              (246)     (12,249)          (1,729)
Revenue from lost/stolen credit card registry                 (20)               (20)         (57)             (67)
                                                        ---------         ----------    ---------        ---------
Subscription revenue                                     $ 37,861           $ 38,328     $109,646        $ 115,186
                                                        =========         ==========    =========        =========
Marketing and commissions                                $ 11,616           $ 16,663     $ 34,829        $  54,390
Commissions paid on transactional sales
   And other revenue                                          (27)              (101)        (114)            (738)
                                                        ---------         ----------    ---------        ---------
Marketing and commissions associated with
 subscription revenue                                    $ 11,589           $ 16,562     $ 34,715        $  53,652
                                                        =========         ==========    =========        =========
Subscription revenue, net of marketing and
  commissions associated with subscription
  revenue                                                $ 26,272           $ 21,766     $ 74,931        $  61,534
                                                        =========         ==========    =========        =========
(1)	Total revenue in the third quarter of 2005, excluding $3.8 million from ABI, was $38.8 million compared to total revenue in the third quarter of 2004 of $38.6 million. As previously disclosed, the reduction in revenue is primarily due to a new marketing agreement with one of our clients which became effective September 1, 2004. Prior to the new agreement, revenue was recognized on a gross basis in the amount billed to the subscriber. Pursuant to the new agreement, we record revenue based on the amount billed to the client not the amount billed to the subscriber. These revised terms and the corresponding change in revenue recognition for this agreement will also reduce our expenses as a percentage of revenue.

Contact:

Intersections Inc.
Debra Hoopes
(703) 488-6100
ir@intersections.com